SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2010 (November 15, 2010)

BIOMIMETIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

389 Nichol Mill Lane, Franklin, Tennessee 37067

(Address of principal executive offices)

(615) 844-1280

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 15, 2010, BioMimetic Therapeutics, Inc. (the “Company”) and Luitpold Pharmaceuticals, Inc. (“Luitpold”) executed the following agreements that amended three material definitive agreements:

1.                  Amendment No. 1 to Amended and Restated Exclusive Sublicense Agreement;

2.                  Amendment No. 1 to Asset Purchase Agreement; and

3.                  Amendment No. 1 to Agreement Terminating Research, Development and Marketing Agreement.

The agreement amendments are effective as of November 1, 2010.  Under these amendments the Company continues to have the right to seek regulatory approval for GEM 21S® in Europe, and is still entitled to a $10 million milestone payment upon obtaining such approval and providing Luitpold with the documentation necessary to transfer such approval to Luitpold.  The Company, however, must now obtain a reclassification of GEM 21S® from a drug product to a medical device prior to March 31, 2011.  If the reclassification is obtained prior to that date, the Company will be permitted to continue to seek European approval of GEM 21S® for a period of 18 months following the date of the reclassification.  If the Company fails to obtain reclassification of GEM 21S® by March 31, 2011 or if the Company obtains such reclassification, but is unsuccessful with obtaining European approval with the 18-month time period, the Company will lose its right to seek European approval of GEM 21S® and forfeit the $10 million milestone payment.  In addition, if the Company successfully resolves all European regulatory issues necessary for GEM 21S® product approval except for quality and/or manufacturing issues relating solely to Luitpold’s quality and/or manufacturing operations, the Company will be deemed to have obtained constructive European approval, and will be entitled to receive 9/10 of the $10 million milestone payment.  Thereafter, the Company and Luitpold will work together to obtain the final European approval at which time the Company would be entitled to receive the remainder of the $10 million milestone payment.  In order to trigger a milestone payment, any European approval or constructive approval of GEM 21S® must contain the same dosing as currently approved in the United States and Canada, include approved indications for the use of GEM 21S® in the treatment of periodontal and gingival defects as a stand-alone product, and permit Luitpold to market GEM 21S® as currently manufactured by Luitpold at its facility.

The foregoing description of the agreement amendments is only a summary and is qualified in its entirety by reference to the full text of the agreement amendments, which are filed as Exhibits 1.1, 1.2, and 1.3 to this Current Report on Form 8-K, and which are incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

1.1       Amendment No. 1 to Amended and Restated Exclusive Sublicense Agreement

1.2       Amendment No. 1 to Asset Purchase Agreement

1.3       Amendment No. 1 to Agreement Terminating Research, Development and Marketing Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC. By: /s/ Earl Douglas Name: Earl Douglas Title: General Counsel

November 18, 2010